[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE VARIABLE PRODUCT HIGH YIELD

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1999 THROUGH FEBRUARY 28, 1999
                                                                         Principal  Total        % of                  Principal
                                                     Principal           Amount     Principal AmoIssue                 Amount
                                            Date     Amount              Purchased bIssued       PurchasedPurchased    Held
Security**                             PurchasedPurchased  Price    Fund Group (000)        By Group From              02/28/99
**Emmis Communication              02/09/99 $500,000   $100.000 $8,000,000 $300,000     2.67%    Goldman           0
**Panolam Inc. International       02/10/99 $500,000   $100.000 $8,000,000 $135,000     5.93%    First Boston      0

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1999 THROUGH MAY 31, 1999
                                                                         Principal  Total        % of                Principal
                                                     Principal           Amount     Principal AmoIssue               Amount
                                            Date     Amount              Purchased bIssued       PurchasedPurchased  Held
Security**                            PurchasedPurchased  Price    Fund Group (000)        By Group From              05/31/99
**United Rental (North America),   03/16/99 $500,000   $100.000 $6,500,000 $250,000     2.60%    Goldman Sachs     250,000
**Telewest Communications          04/01/99 $300,000   $63.628  $1,800,000 $500,000     0.36%    CIBC              0
**Royster Clark Inc.               04/15/99 $300,000   $100.000 $11,000,000$200,000     5.50%    JP Morgan         300,000
**Dura Operating Company           04/15/99 $250,000   $100.000 $6,000,000 $300,000     2.00%    Nations Bank      0
**Charter Communications Holdings  03/12/99 $500,000   $99.695  $39,500,000$1,500,000   2.63%    Goldman Sachs     500,000
**American Axle & Manufacturing   03/02/99 $300,000   $99.220  $2,000,000 $300,000     0.67%    CSE               300,000
Pride International, Inc.         05/21/99 $300,000   $100.000 $2,800,000 $200,000     1.40%    Salomon           0
**Lyondell Chemical Company        05/11/99 $500,000   $100.000 $13,000,000$1,000,000   1.30%    JP Morgan         500,000

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchases in an offering other than an Eligible Rule 144A Offering, 25% of the principle amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principle amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principle amount of the offering of such class in any concurrent public offering.